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                                                                   Exhibit 10.63

Mr. Scott Kitlinski                                            February 14, 2003
37 West Street
Mansfield, MA 02048

Dear Scott:

To follow-up on your discussions with Scott Silk regarding the terms of your employment at ePresence as Vice President and CIO, the following serves to clarify details of your employment arrangement and supersedes the Agreement and General Release dated the 6th day of December 2002:

1. In the event of a Change in Control, (defined below), 50% of all your issued but unvested stock options will become fully vested and immediately available for exercise in accordance with the terms and conditions of the applicable ePresence Stock Incentive Plan.

2. If your employment is terminated by ePresence for any reason, except For Cause, (defined below), ePresence will provide you the following payments and benefits:

     o Subject to you remaining unemployed during the Continuation Period (as defined below), ePresence will pay you a salary continuance for a period of up to six (6) months (the "Continuation Period") on each regular, bi-weekly payroll cycle at your current base salary pay rate, less applicable payroll withholding for taxes, benefits contributions and other deductions.

     o All bonuses you have earned or that are guaranteed (on a pro-rata basis) as of the effective date of your termination.

     o Subject to you remaining unemployed during the Continuation Period and your payment of all applicable employee contributions during the Continuation Period, the Company will continue to provide medical, dental, prescription drug and life insurance coverage to you and your eligible dependents, if any, on terms substantially as in effect on the Termination Date.

     o Accelerated vesting of those unvested incentive stock options which would have become fully vested within the six (6) month period following the effective date of your termination, which would be available for exercise in accordance with the applicable terms and conditions of the applicable ePresence Stock Incentive Plan.

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Scott Kitlinski                     Page 2                     February 14, 2003

     If you owe any money or property to the Company upon your departure from the Company, by signing below, you specifically authorize the Company to withhold such amount from your final paycheck(s), to the extent permitted by law.

For purposes of this letter, the following terms shall have the following respective meanings:

     o Termination of employment for cause ("For Cause") shall mean termination by reason of (a) any act or omission involving dishonesty, gross negligence or serious misconduct, or (b) your conviction of, or the entry of a pleading guilty or nolo contendere by you to, any crime involving sexual harassment or any felony. Termination of employment For Cause will be presented in writing, accompanied by a written statement of reasons. A process of binding arbitration will resolve disagreements.

     o A change in control ("Change in Control") of the Company shall be deemed to occur if and only if (a) any person or entity (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities (b) a merger or consolidation of the Company following which the voting securities of the Company outstanding immediately prior thereto do not continue to represent more than 50% of the combined voting power of the voting securities of the Company or the entity outstanding immediately after such merger or consolidation, or (c) a sale of all or substantially all of the assets of the Company.

Since ePresence's standard policy does not provide for agreements guaranteeing employment for any specific period of time, this summary of terms is not intended to be construed as an employment contract and does not otherwise create any contractual obligations, therefore, you will be an employee at will which means that either you or the Company may terminate the employment relationship at any time and for any reason. Termination of your employment is subject to a 30-day notice period for cancellation by either party.

                                                    Sincerely,

                                                    /s/ Anthony J. Bellantuoni
                                                    --------------------------
                                                    Anthony J. Bellantuoni
                                                    Senior Vice President
                                                    Human Resources
                                                   ePresence, Inc.

cc:      Scott Silk, Senior Vice President, Services

Acknowledged:

/s/ Scott Kitlinski                                         3-4-2003
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Scott Kitlinski                                               Date